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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Tech Laboratories, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Tech Laboratories, Inc., of our report dated April 14, 2003 relating to the financial statements of Tech Laboratories, Inc. appearing in the Annual Report on Form 10-KSB of Tech Laboratories, Inc. for the year ended December 31, 2002.

                                /s/ Charles J. Birnberg
                                -------------------------------
                                Charles J. Birnberg, CPA
                                Certified Public Accountants



West Paterson, New Jersey
October 30, 2003